SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[_] Definitive Information Statement

CHINA MARKETING MEDIA HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

CHINA MARKETING MEDIA HOLDINGS, INC.
Room 3505-6, 35th Floor
Edinburgh Tower, The Landmark
15 Queen's Road Central, Hong Kong

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about February 25, 2007, to the holders of record (the "Shareholders") of the outstanding common stock , no par value (the "Common Stock") of China Marketing Media Holdings, Inc., a Texas corporation (the "Company"), as of the close of business on February 10, 2007 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated February 10, 2007, (the "Written Consent") of Shareholders of the Company owning at least a two-thirds majority of the outstanding shares of Common Stock of the Company as of the Record Date (the "Majority Shareholders").

The Written Consent authorized an amendment of our Articles of Incorporation (the "Articles of Amendment") to effect and implement a 1-for-3 reverse split of the outstanding shares of our Common Stock (the "Reverse Split"). A copy of the Articles of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a two-thirds majority of the total number of shares of outstanding Common Stock, and is sufficient under Article 4.02 of the Texas Business Corporations Act and the Company’s Bylaws to approve the Articles of Amendment. Accordingly, the Articles of Amendment are not presently being submitted to the Company’s other Shareholders for a vote. The action by Written Consent will become effective when the Company files the Articles of Amendment with the Texas Secretary of State (the "Effective Date").

This is not a notice of a meeting of Shareholders and no Shareholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to "Company," "we," "us," or "our" are references to China Marketing Media Holdings, Inc.

By Order of the Board of Directors,

/s/ Yingsheng Li
Yingsheng Li
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about February 25, 2007, to Shareholders of the Company by the board of directors (the "Board of Directors") to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one Information Statement is being delivered to two or more Shareholders who share an address unless we have received contrary instruction from one or more of such Shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECTUATE THE REVERSE SPLIT.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under Section 9.10(A) of the Texas Business Corporations Act and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Pursuant to Article 4.02 of the Texas Business Corporations Act, the approval of the Articles of Amendment requires the affirmative vote or written consent of at least a two-thirds majority of the issued and outstanding shares of Common Stock.

On the Record Date, the Company had 27,586,002 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On February 10, 2007, our Board of Directors unanimously adopted resolutions approving the Articles of Amendment and recommended that the Shareholders approve the Articles of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of at least a two-thirds majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance.

CONSENTING STOCKHOLDERS

On February 10, 2007, the following record holders of 22,808,000 shares of Common Stock consented in writing to the Articles of Amendment.

	Number of Shares	Percentage of
Name and Address of Consenting Shareholder	Beneficially Owned	Total Shares

Yingsheng Li
No.3 Garden, Jing Ba Road, Jin Shui District, Zhengzhou, China	9,958,425	36.10%

Xiaofeng Ding
No.1 Garden, Jing Yi Road, Jin Shui District, Zhengzhou, China	6,746,077	24.45%

Dongsheng Ren
No.97 Pai Fang Street, Jin Niu District, Chengdu, China	6,103,498	22.13%

Total	22,808,000	82.68%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Articles of Amendment. The Company is not seeking written consent from any other Shareholders, and the other Shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Shareholders of the action taken by written consent and giving Shareholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and in accordance with the provisions of the Texas Business Corporations Act, file the Articles of Amendment with the Texas Secretary of State’s Office. The Articles of Amendment will become effective upon such filing. We anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock immediately before and after the effectuation of the Reverse Split by:

  each Shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding securities prior to and after the closing of such transactions;
  each current director of the Company prior to and following the closing of such transactions;
  each of the named executive officers of the Company during the Company’s last fiscal year; and
  all current directors and executive officers as a group prior to and following the closing of such transactions.

	Number of Shares
	Beneficially Owned (1)		Percent of
Name and Address			Total Shares(3)
	Before Reverse	After Reverse
	Split	Split(2)
Yingsheng Li
No.3 Garden, Jing Ba Road,	9,958,425	3,319,475	36.10%
Jin Shui District, Zhengzhou, China

Xiaofeng Ding
No.1 Garden, Jing Yi Road,	6,746,077	2,248,692	24.45%
Jin Shui District, Zhengzhou, China

Dongsheng Ren
No.97 Pai Fang Street,	6,103,498	2,034,499	22.13%
Jin Niu District, Chengdu, China

Bin Li
Zhubang 2000, Ba Li Zhuang,	0	0	0%
Chao Yang District, Beijing, China

Yifang Fu
#29 Guang Qu Road	0	0	0%
Chao Yang District, Beijing, China

All officers and directors as a group (5 persons	22,808,000	7,602,666	82.68%
named above)(4)

(1)   Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s stock.

(2)   Upon effectuation of the Reverse Split, each three issued and outstanding shares of Common Stock will automatically become one share of Common Stock.

(3)   Percentage of Total Shares represents total ownership with respect to all shares of our Common Stock as a single class. Assumes 27,586,002 shares of common stock issued and outstanding as of the Record Date and 9,195,334 issued and outstanding after the Effective Date.

(4)   Yingsheng Li is our President and Chief Executive Officer and the Chairman of our Board of Directors, Xiaofeng Ding and Dongsheng Ren are members of our Board of Directors, Bin Li is our Executive Director and Yifang Fu has been our Chief Financial Officer since November 2006.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECTUATE THE REVERSE SPLIT

On February 10, 2007, our Board of Directors approved, subject to receiving the approval of the holders of a two-thirds majority of the Company’s outstanding capital stock, an amendment of our Articles of Incorporation to effect a 1-for-3 Reverse Split of our issued and outstanding Common Stock. The Majority Shareholders approved the Reverse Split pursuant to the Written Consent dated as of February 10, 2007.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance. The Reverse Split will become effective on the Effective Date which occurs when the Articles of Amendment in substantially the form of Appendix A hereto are filed with the Secretary of State for the State of Texas, following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act.

Purpose for Reverse Split

The purpose of the Reverse Split is to reduce the number of our outstanding shares of Common Stock in an effort to increase the market value of the remaining outstanding shares. In approving the Reverse Split, our Board of Directors considered that the low price of our Common Stock may not appeal to investors or encourage interest from brokerage firms. Our Board of Directors proposed the Reverse Split as a means of attracting investors and locating business opportunities for our Company. We believe that the Reverse Split may improve the price level of our Common Stock and that this higher share price could help generate additional interest in the Company.

Potential Risks of the Reverse Split

There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split or that the market price of the post-split Common Stock can be maintained. The market price of our Common Stock will also be based on our financial performance, market condition, the market perception of our future prospects and our industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of our Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a Reverse Split.

Effects of the Reverse Split

On the Effective Date, three shares of Common Stock will automatically be combined and changed into one share of Common Stock. By way of example, a shareholder with 300,000 shares of Common Stock before the Reverse Split will hold 100,000 shares of Common Stock upon completion of the Reverse Split.  No additional action on our part or on the part of any Shareholder will be required in order to effect the Reverse Split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent one-third of such pre-Reverse Split shares following the Effective Date.

No fractional shares of post-Reverse Split Common Stock will be issued to any Shareholder. Accordingly, Shareholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Split Common Stock, will, upon surrender of their certificates representing shares of pre-Reverse Split Common Stock, receive, if they hold a fractional share equal to one-half or more, a full share of our Common Stock, and if they hold a fractional share equal to less than one-half of a share of our Common Stock, then that fractional share will be cancelled. The rounding up of fractional shares will effect a small change in the relative per cent ownership of the respective common shareholders. This change is not expected to be material.

The Reverse Split will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated par value capital on our balance sheet attributable to Common Stock will be reduced to one-third of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, no par value, of which 27,586,002 shares were issued and outstanding as of the Record Date. No other class of securities is authorized, issued or outstanding. As a result of the Reverse Split, each share of Common Stock outstanding at the Effective Date will automatically become one-third of a share of Common Stock. Therefore, after the Effective Date only 9,195,334 shares of Common Stock will be issued and outstanding and 90,804,666 shares will be available for issuance.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, every three shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

Federal Income Tax Consequences of the Reverse Split

The combination of three shares of pre-Reverse Split Common Stock into one share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all Shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, as amended. There are no material differences between the Common Stock that is currently outstanding and the Common Stock that will be outstanding upon consummation of the Reverse Split.

We are presently authorized to issue 100,000,000 shares Common Stock, no par value per share, of which 27,586,002 shares were issued and outstanding as of the Record Date. We are not authorized to issue any classes of stock other than the Common Stock.

The holders of our Common Stock are entitled to equal dividends and distributions per share with respect to the Common Stock, when and if declared by the Board of Directors, from funds legally available therefore. No holder of any shares of our Common Stock has a preemptive right to subscribe for any of our securities, nor are any shares of Common Stock subject to redemption or convertible into other of our securities. Upon our liquidation, dissolution or winding up, and after payment to creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of our Common Stock. Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which Shareholders are required or permitted to vote. Holders of our Common Stock do not have cumulative voting rights. The holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Dividend Policy

We declared total dividends amounting to $226,529 and $664,251 for the years ended December 31, 2005 and 2004, respectively. We also declared total dividends amounting to $598,205 for the nine months ended September 30, 2006. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

The Company has not issued and does not have outstanding any warrants to purchase shares of its common stock.

Options

The Company has not issued and does not have outstanding any options to purchase shares of its common stock.

DISSENTER’S RIGHTS

Under Texas law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment of our Articles of Incorporation and the adoption of the Articles of Amendment.

OTHER INFORMATION

For more detailed information about the Company and the business and operations of the Company see our periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CHINA MARKETING MEDIA HOLDINGS, INC.

THE UNDERSIGNED, being all of the members of the Board of Directors of China Marketing Media Holdings, Inc., do hereby adopt the following Articles of Amendment, pursuant to the provisions of Part 4 of the Texas Business Corporations Act.

ARTICLE I

The name of the corporation is China Marketing Media Holdings, Inc. (the "Corporation") The file number of the Corporation assigned by the Secretary of State is 01555581.

ARTICLE II

The Articles of Incorporation of the Corporation be and they hereby are amended by deleting ARTICLE IV thereto in its entirety and inserting the following new ARTICLE IV:

"The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock with no par value.

Effective as of January 24, 2006, each block of ten (10) shares of issued and outstanding common stock, no par value, of the corporation was reverse split into one (1) share of common stock, no par value, of the corporation.

Effective as of February [•], 2007, each three (3) shares of issued and outstanding common stock, no par value, of the corporation shall be, and hereby is, reverse split into one (1) share of common stock, no par value, of the corporation. Each record and beneficial holder of shares of common stock of the corporation who would receive a fractional share as a result of the reverse split shall receive, if they hold a fractional share equal to one-half or more, a full share of common stock of the corporation, and if they hold a fractional share equal to less than one-half of a share of common stock of the corporation, then that fractional share will be cancelled.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable."

ARTICLE III

These Articles of Amendment were duly adopted by the unanimous consent of the Board of Directors of the Corporation, in accordance with the provisions of Section 9.10(B) of the Business Corporation Act of the State of Texas, and by the written consent of the holders of more than two-thirds of the Corporation’s issued and outstanding shares entitled to vote thereon, in accordance with the provisions of Articles 4.02 of the Texas Business Corporations Act. Written notice to the shareholders who did not consent in writing has been given pursuant to Section 9.10(A)(5) of the Texas Business Corporations Act.

ARTICLE IV

These Articles of Amendment have been duly adopted in accordance with the provisions of the Texas Business Corporations Act and the constituent documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by all of the Board of Directors of the Corporation as of this [•] day of February, 2007.

Yingsheng Li, Chairman

Xiaofeng Ding, Director

Dongsheng Ren, Director

Bin Li, Director